EXHIBIT 23.1 - Consent of Independent Registered Accountant

                        BOBBY J. HUTTON
                  Certified Public Accountant
                      4824 Courtside Drive
                    Fort Worth, Texas  76113
                         817 263 8666

July XX, 2013


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in the Registration Statement, on Form S-1, of our report(s) dated April 12, 2013 and July 17, 2013 relating to the financial statements of Signal Advance, Inc. for years ended December 31, 2011, and December 31, 2012, respectively, and for the interim six month periods ended June 30, 2013 and June 30, 2012, respectively, which appear in the Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.



Bobby J. Hutton,
Certified Public Accountant